EXHIBIT 10.14

                            FIRST AMENDMENT TO LEASE

                                 BY AND BETWEEN:

                              TRANSCUBE ASSOCIATES
                            a New Jersey partnership,

                                   "Landlord"

                                      -and-

                         MEASUREMENT SPECIALTIES, INC.,
                            a New Jersey corporation,

                                    "Tenant"

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                            DATED: February 24, 1997

            --------------------------------------------------------


                                   LAW OFFICES

                         EPSTEIN, EPSTEIN, BROWN & BOSEK
                           A Professional Corporation
                             245 Green Village Road
                                  P.O. Dow 901
                         Chatham Township, NJ 07928-0901
                                 (201) 593-4900
                               Fax (201) 593-4966
                                February 12, 1997

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          FIRST  AMENDMENT  TO  LEASE,  made this  24th day of  February,  1997, between TRANSCUBE ASSOCIATES, a New Jersey partnership, having an office at 180 Passaic Avenue, Fairfield, New Jersey 07004, hereinafter called the "Landlord"; and MEASUREMENT SPECIALTIES, INC., a New Jersey corporation, having an office at 80 Little Falls Road, Fairfield, New Jersey 07004, hereinafter called the "Tenant".

                              W I T N E S S E T H:

                              - - - - - - - - - -

          WHEREAS, the Landlord owns certain lands and premises in the Township of Fairfield, County of Essex and State of New Jersey, which said lands and premises are commonly known as 80 Little Falls Road, upon which there has been erected a building containing approximately 125,692 square feet (hereinafter called the "building"); and

          WHEREAS, the Landlord and Tenant have heretofore entered into a certain lease agreement dated May 4, 1994 (hereinafter called the "Lease"), pursuant to which Tenant has leased approximately 14,000 square feet of space in the building (hereinafter called the "original leased premises"), all in accordance with the terms and conditions of the Lease; and

          WHEREAS, the Landlord has agreed to provide and lease to Tenant additional space containing approximately 4,524 square feet, outside outside dimensions to center line of common wall (hereinafter called the "additional leased premises"), as said additional leased premises shall be completed by Landlord for Tenant in the building hereinabove referred to in accordance with the terms and conditions hereinafter provided; and

          WHEREAS, the Landlord and Tenant have agreed to extend the original Lease term for a further period of one (1) year on the terms and conditions hereinafter provided; and

          WHEREAS, the Landlord and Tenant by this First Amendment to Lease wish to modify, supplement and amend the terms and conditions of the lease to provide for additional rent and other Lease obligations as the same shall be required and attributable to the additional leased premises,

          NOW, THEREFORE, in consideration of the sum of ONE ($1.00) DOLLAR and other good and valuable consideration, the parties hereto covenant and agree as follows:

          1. The leased premises shall consist of the original leased premises containing approximately 14,000 square feet, together with the additional leased premises containing approximately 4,524 square feet, to be constructed by Landlord for Tenant, which total leased space shall comprise 18,524 square feet, hereinafter called the revised leased premises and Article 1 of the Lease is hereby modified accordingly.

          2. The Lease term under the Lease as to the additional leased premises shall commence on or about March 1, 1997 (hereinafter called the "Additional Commencement Date"). The Lease as to the revised leased premises shall expire on June 30, 2000.

          3. Commencing on the Additional Commencement Date, the Fixed Rent for the revised leased premises shall be the following annual Fixed Rent, payable as in Article 3.1 of the lease provided:

                 Commencing an the Additional Commencement Date the Tenant covenants and agrees to pay annual Fixed Rent at the rate of ONE HUNDRED EIGHT THOUSAND SEVEN HUNDRED THIRTY FIVE AND 88/100 ($108,735.88) DOLLARS per annum, payable in equal installments of NINE THOUSAND SIXTY ONE AND 32/100 ($9,061.32) DOLLARS per month. Tenant shall pay, in addition to the Fixed Rent hereinabove provided, all other charges as in the Lease required and as may be attributable to the revised leased premises.

          4. Effective as of the Additional Commencement Date, Tenant's Pro Rata Share for additional rent and other charges provided in the lease shall be revised from 11.14% to 14.74% wherever applicable, which revision and readjustment is attributable to the incorporation of the additional leased premises in and to the original leased premises as herein referred to.

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

          5. Anything herein contained to the contrary notwithstanding, it is expressly understood and agreed that the Tenant shall take the additional leased premises and improvements as of the Additional Commencement Date of the within Lease in an "as is" condition, except that the Landlord shall install a wall within the additional leased premises and tie Tenant's usage of electric and gas applicable to the additional leased premises into Tenant's utility meters currently serving the original leased premises.

          6. Except as in this First Amendment to Lease provided, all other terms and conditions of the lease shall remain in full force and effect and shall be applicable to the additional leased premises upon the Additional Commencement Date.

          7. This Agreement shall be binding on the parties hereto, their heirs, successors and assigns.

          IN WITNESS WHEREOF, the parties have hereunto set their hands and seals or cause these presents to be signed by its proper corporate officers and caused its proper corporate seal to be hereunto affixed, the day and year first above written.

WITNESS:                            TRANSCUBE  ASSOCIATES

/S/                                 BY:  /S/
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WITNESS:

/S/                                 BY:  /S/
------------------------------         --------------------------------


ATTEST:                             MEASUREMENT  SPECIALTIES,  INC.

/S/                                 BY:  /S/  Joseph R. Mallon Jr.
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